Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Certificate of Amalgamation

Canada Business Corporations Act

Certificat de fusion

Loi canadienne sur les sociétés par actions

The Descartes Systems Group Inc.

Corporate name / Dénomination sociale

1287678-7

Corporation number / Numéro de société

I HEREBY CERTIFY that the above-named corporation resulted from an amalgamation, under section 185 of the *Canada Business Corporations Act*, of the corporations set out in the attached articles of amalgamation.

JE CERTIFIE que la société susmentionnée est issue d'une fusion, en vertu de l'article 185 de la *Loi canadienne sur les sociétés par actions*, des sociétés dont les dénominations apparaissent dans les statuts de fusion ci-joints.

/s/Raymond Edwards
Raymond Edwards

Director / Directeur

2021-03-31

Date of Amalgamation (YYYY-MM-DD)
Date de fusion (AAAA-MM-JJ)

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Canada Business Corporations Act (CBCA)
FORM 9
ARTICLES OF AMALGAMATION
(Section 185)

1 - Corporate name of the amalgamated corporation

The Descartes Systems Group Inc.

2 - The province or territory in Canada where the registered office is situated *(do not indicate the full address)*

Ontario

3 - The classes and any maximum number of shares that the corporation is authorized to issue

The Corporation is authorized to issue an unlimited number of shares of one class designated as common shares.

4 - Restrictions, if any, on share transfers

None.

5 - Minimum and maximum number of directors *(for a fixed number of directors, please indicate the same number in both boxes)*

Minimum number 3 **Maximum number** 15

6 - Restrictions, if any, on the business the corporation may carry on

None.

7 - Other provisions, if any

Authorization to Appoint Additional Directors:

The directors may, within the maximum number permitted by the articles, appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.

8 - The amalgamation has been approved pursuant to that section or subsection of the Act which is indicated as follows:

○	**183 - Long form : approved by special resolution of shareholders**	✓	**184(1) - Vertical short-form : approved by resolution of directors**	○	**184(2) - Horizontal short-form : approved by resolution of directors**

9 - Declaration

I hereby certify that I am a director or an authorized officer of the following corporation:

Name of the amalgamating corporations	Corporation number	Signature
The Descartes Systems Group Inc.	806770-8	/s/ J. Scott Pagan
PinPoint GPS Solutions Inc.	1280594-4	/s/ J. Scott Pagan

Note: Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5,000 or to imprisonment for a term not exceeding six months or to both (subsection 250(1) of the CBCA).

ISED-ISDE 3190E (2020/01) Page 1 of 2

Canada

Innovation, Science and Economic Development Canada
Corporations Canada
Innovation, Sciences et Développement économique Canada
Corporations Canada

Form 2
Initial Registered Office Address and First Board of Directors
Canada Business Corporations Act (CBCA) (s. 19 and 106)

Formulaire 2
Siège social initial et premier conseil d'administration
Loi canadienne sur les sociétés par actions (LCSA) (art. 19 et 106)

1 Corporate name
Dénomination sociale

The Descartes Systems Group Inc.

2 Address of registered office
Adresse du siège social

120 Randall Drive
Waterloo ON N2V 1C6

3 Additional address
Autre adresse

See attached schedule / Voir l'annexe ci-jointe

5 Declaration: I certify that I have relevant knowledge and that I am authorized to sign this form.
Déclaration : J'atteste que je possède une connaissance suffisante et que je suis autorisé(e) à signer le présent formulaire.

Original signed by / Original signé par
J. Scott Pagan

J. Scott Pagan
519-746-6114

Misrepresentation constitutes an offence and, on summary conviction, a person is liable to a fine not exceeding $5000 or to imprisonment for a term not exceeding six months or both (subsection 250(1) of the CBCA).

Faire une fausse déclaration constitue une infraction et son auteur, sur déclaration de culpabilité par procédure sommaire, est passible d'une amende maximale de 5 000 $ et d'un emprisonnement maximal de six mois, ou l'une de ces peines (paragraphe 250(1) de la LCSA).

You are providing information required by the CBCA. Note that both the CBCA and the *Privacy Act* allow this information to be disclosed to the public. It will be stored in personal information bank number IC/PPU-049.

Vous fournissez des renseignements exigés par la LCSA. Il est à noter que la LCSA et la *Loi sur les renseignements personnels* permettent que de tels renseignements soient divulgués au public. Ils seront stockés dans la banque de renseignements personnels numéro IC/PPU-049.

Canada
IC 2904 (2008/04)

Schedule / Annexe
Members of the board of directors / Membres du conseil d’administration

Resident Canadian Résident Canadien
Deborah Close	2030 29th Avenue Southwest, Calgary AB T2T 1N3, Canada	Yes / Oui
Edward J. Ryan	375 Crestview Drive Fort, Washington PA 19034, United States	No / Non
Dennis R. Maple	801 Forest Lane, Malvern PA 19355, United States	No / Non
Christian E. Muntwyler	Schlyffistrasse 17, Baech 8806 Switzerland	No / Non
Eric Demirian	336 Spadina Road, Suite 301, Toronto ON M5R 2V8, Canada	Yes / Oui
Jane O'Hagan	2123 30th Avenue Southwest, Calgary AB T2T 1R6, Canada	Yes / Oui
John J. Walker	459 Mystic Court, Wyckoff, Bergen County NJ 07481, United States	No / Non
Deepak Chopra	65 Truman Road, Toronto ON M2L 2L7, Canada	Yes / Oui